Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of Platinum Studios, Inc.on Form SB-2, of our audit report dated July 13, 2007, which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our Firm under the captions “Experts” in the Prospectus.

HJ Associates & Consultants, LLP
Salt Lake City, Utah
October 30, 2007